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                                  JANUS ASPEN SERIES

                      AMENDMENT TO FUND PARTICIPATION AGREEMENT


The undersigned hereby amend their Fund Participation Agreement dated July 2, 1997 ("Agreement") by:

     Replacing Schedule A of the original Agreement with the attached Schedule
          A, which adds a new Contract Funded by the Separate Account.

This amendment shall not affect any other provision of the Agreement or any other agreement or understanding among the parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement Amendment as of __________________________, 1998.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By:
   ------------------------------------------------
Name:
Title:


JANUS ASPEN SERIES


By:
   ------------------------------------------------
Name:
Title:


JANUS CAPITAL CORPORATION


By:
   ------------------------------------------------
Name:
Title:


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                                      SCHEDULE A

                     SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS.

Name of Separate Account and                      Contracts/Policies Funded
Date Established by Board of Directors            By Separate Account
-------------------------------------------       ------------------------------


Prudential Discovery Select Group Variable        Discovery Select Group Annuity
Account established February 11, 1997              Contract
                                                   DC-403-97
                                                  Discovery Select Group Annuity
                                                   Contract
                                                   DC-401-98